UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

(Date of earliest event reported):  July 6, 2011

Tanger Factory Outlet Centers, Inc.
Tanger Properties Limited Partnership
(Exact Name of Registrant as Specified in Charter)

North Carolina North Carolina (State or Other Jurisdiction of Incorporation)	1-11986 333-03526-01 (Commission File Number)	56-1815473 56-1822494 (IRS Employer Identification No.)

3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)
3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (336) 292-3010

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement

On July 6, 2011, Tanger Factory Outlet Centers, Inc. (the “Company”) completed a public offering of 4,600,000 common shares at a price of $25.662 per share (the “Offering”), including 600,000 common shares issued and sold upon the full exercise of the underwriter's overallotment option. Jefferies & Company, Inc. served as the sole underwriter for the Offering.

The net proceeds to the Company from the Offering, after deducting estimated Offering expenses, were approximately $117.3 million. The Company used the net proceeds from the Offering to repay borrowings under its unsecured lines of credit and for general operating purposes.

Item 7.01 Regulation FD Disclosure

On July 6, 2011, the Company issued a press release announcing the completion of the Offering, a copy of which is furnished as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit 1.1    Underwriting Agreement, dated June 29, 2011, by and among Tanger Factory Outlet Centers, Inc., Tanger Properties Limited Partnership and Jefferies & Company, Inc.

Exhibit 5.1    Opinion of Vernon, Vernon, Wooten, Brown, Andrews & Garrett, P.A.

Exhibit 99.1    Press Release, dated July 6, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 6, 2011

TANGER FACTORY OUTLET CENTERS, INC.

By:  /s/ Frank C. Marchisello Jr.
Frank C. Marchisello, Jr.
Executive Vice President, Chief Financial Officer and Secretary

TANGER PROPERTIES LIMITED PARTNERSHIP

By:  TANGER GP TRUST, sole general partner

By:  /s/ Frank C. Marchisello Jr.
Frank C. Marchisello, Jr.
Vice President, Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.
1.1	Underwriting Agreement, dated June 29, 2011, by and among Tanger Factory Outlet Centers, Inc., Tanger Properties Limited Partnership and Jefferies & Company, Inc.

5.1	Opinion of Vernon, Vernon, Wooten, Brown, Andrews & Garrett, P.A.

99.1	Press release, dated July 6, 2011